UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF EARLIEST REPORTED EVENT - AUGUST 18, 2005

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)

             NEVADA                   001-31338                98-0336674
             ------                   ---------                ----------
(State or other jurisdiction of      (Commission               IRS Employer
         incorporation)              File Number)         Identification Number)

                                765 15th Sideroad
                        King City, Ontario Canada L7B 1K5
                    (Address of principal executive offices)

                                 (905) 773-3529
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|   Written communications pursuant to Rule 425 under the Securities Act

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005 Wireless Age Communications, Inc. (the "Company") appointed Mr. David MacKinnon as the Company's new Chief Technology Officer. Mr. MacKinnon, 54, has experience in wireless communications systems, business development and management. Since May of 2004, Mr. MacKinnon has been employed by both the Company and Azonic Corporation, providing strategic guidance to these entities regarding technical matters and potential acquisitions. Since April of 2004 he has also been President and a member of the Board of Directors of Knowlton Pass Electronics Inc. ("Knowlton Pass"), an entity recently acquired by one of the Company's wholly owned subsidiaries, Marlon Distributors Ltd. ("Marlon"). From 1995 until May of 2004, Mr. MacKinnon was employed as the Chairman of Selmah House, Ltd., a private company involved in the business of technology consulting, financial services and investments. Mr. MacKinnon graduated in 1971 from St. Mary's University in Halifax, Nova Scotia.

Since May of 2004, Mr. MacKinnon has had an employment agreement with the Company, pursuant to which he receives CAD$138,000 (approximately US $110,000) annualy from Knowlton Pass. Pursuant to the terms of this agreement, in the event that Mr. MacKinnon is terminated without cause, he is entitled to receive one year's annual salary from Knowlton Pass.

As recently disclosed in a Report on Form 8-K (filed with the U.S. Securities and Exchange Commission on August 4, 2005), Marlon entered into an agreement dated as of July 31, 2005 (the "Stock Purchase Agreement") with the shareholders of Knowlton Pass to acquire all of the issued and outstanding shares of Knowlton Pass in exchange for 540,000 shares of the Company's common stock. All of the issued and outstanding shares of Knowlton Pass and 540,000 shares of the Company's stock are being held in escrow, pending the completion of certain closing conditions, including the receipt by the Company of the audited financial statements of Knowlton Pass, pursuant to an Escrow Agreement between Marlon and the shareholders of Knowlton Pass.

Mr. MacKinnon was one of the shareholders of Knowlton Pass, and in connection with the closing of the Stock Purchase Agreement, was issued 114,750 shares of the Company's common stock in exchange for his Knowlton Pass shares. Also in connection with this transaction, Mr. MacKinnon's spouse was issued 114,750 shares of the Company's common stock and Mr. MacKinnon's son was issued 81,000 shares of the Company's common stock.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WIRELESS AGE COMMUNICATIONS, INC.

Dated:  August 24, 2005

                                            By: /s/ Gary Hokkanen
                                                --------------------
                                                Name:  Gary Hokkanen
                                                Title: Chief Financial Officer


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